UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 21, 2006

Ahern Rentals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-128688	88-0381960
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4241 South Arville Street
Las Vegas, Nevada 89103

(Address of principal executive offices)

(702) 362-0623

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 21, 2006, Ahern Rentals, Inc. (the “Company”) entered into Amendment No. 1 to Amended and Restated Loan and Security Agreement, between the Company and Bank of America, N.A., as Administrative Agent and Lender and Wachovia Bank, National Association, as Collateral Agent and Lender. Amendment No. 1 contains the following material terms:

•                  Maximum borrowings under the loan agreement are increased to $250 million.

•                  The termination date is extended one year to August 21, 2011.

•                  The margin schedule was amended to lower the overall rate paid on amounts outstanding under the loan for any given leverage ratio.

The above is a brief summary of the Amendment No. 1 and does not purport to be complete. Reference is made to Amendment No. 1 for a full description of its terms, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
4.1	Amendment No. 1, dated as of August 21, 2006, to Amended and Restated Loan and Security Agreement, dated as of August 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ahern Rentals, Inc.

Date: August 23, 2006	By:	/s/ HOWARD L. BROWN
	Name:	Howard L. Brown
	Title:	Chief Financial Officer